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                                                                     Exhibit 4.5


                             SHAREHOLDERS AGREEMENT

             THIS SHAREHOLDERS AGREEMENT (this "AGREEMENT") dated as of March 17, 2000 is by and among Tabletop Holdings Inc., a Delaware corporation (together with any corporate successor thereto, whether by merger, consolidation, or otherwise, the "COMPANY"), Tabletop Holdings, LLC, a Delaware limited liability company (the "LLC"), the Persons named in SCHEDULE I as Mezzanine Investors (the "MEZZANINE INVESTORS") and the Persons named in
SCHEDULE I as Purchasers (collectively, the "PURCHASERS"). The Purchasers, together with the Company, the LLC and the Mezzanine Investors, are hereinafter referred to as the "PARTIES." In this Agreement, "SHAREHOLDERS" shall refer to the LLC, the Mezzanine Investors and the Purchasers, and "SHARES" shall refer to the shares of Common Stock (as defined below) held by the Shareholders (including options to acquire shares of Common Stock) or which the Mezzanine Investors have a right to purchase pursuant to the Warrants (as defined below).

             WHEREAS, the LLC, the Mezzanine Investors and the Purchasers have each committed to invest in the Company either through a contribution to capital or the purchase of securities of the Company and such investments have enabled Tabletop Acquisition Corp. to purchase the Business (as defined in that certain Asset Purchase Agreement by and among Monsanto Company, Tablesweet Inc., Searle Patients in Need Foundation and the Company, dated as of February 3, 2000 (the "PURCHASE AGREEMENT"));

             WHEREAS, the LLC is the holder of 8,550,000 shares of common stock, par value $.01 per share, of the Company (the "COMMON STOCK") as of the date hereof;

             WHEREAS, the Mezzanine Investors are the holder of warrants to purchase 450,000 shares of Common Stock (the "WARRANTS," and together with the Common Stock, the "COMPANY SECURITIES") as of the date hereof;

             WHEREAS, the Purchasers will be entitled to purchase up to an aggregate of ____ shares of Common Stock as of the date hereof; and

             WHEREAS, the Parties deem it desirable to provide for certain rights and restrictions as set forth in this Agreement.

             NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

             1. PUBLIC OFFERING. In connection with an underwritten sale of the Company's common equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission on Form S-1, S-2 or S-3 (or any successor forms) as approved by the Board of Directors of the Company (a "PUBLIC OFFERING"), each Party hereto shall vote for and consent to any actions required with respect to such Public Offering (to the extent the Parties have any voting or

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consent right) and raise no objections against such Public Offering, and the
Parties shall take all reasonable actions in connection with the consummation of such Public Offering as requested by the Board of Directors of the Company (the "BOARD") (including, without limitation, consenting to and raising no objections against any merger, consolidation or reorganization of the Company in connection with a Public Offering (collectively, a "CORPORATE CONVERSION") and taking all necessary or desirable actions in connection with the consummation of such Corporate Conversion, including executing and delivering any shareholders agreement or other document or agreement necessary to effect the same).

             2. BOARD OF DIRECTORS. (a) The Board shall consist of nine members, such number to be reduced as set forth herein.

             (b) The Purchasers, collectively as a group, shall have the right to designate one member to serve on the Board (the "PURCHASER DESIGNEE") so long as the Purchasers hold at least 50% of the Shares (as adjusted by reason of any stock dividend, stock split, split-up, recapitalization, merger or other change in the corporate or capital structure of the Company) that the Purchasers have committed to purchase within 10 business days after the Closing Date (as defined in the Purchase Agreement). The Purchaser Designee shall be designated after such 10 business day period after the Closing Date by the holders of a majority of the Shares then held by the Purchasers. If the Purchasers are no longer entitled to designate the Purchaser Designee the number of members of the Board shall be reduced by one.

             (c) J. H. Whitney Mezzanine Fund, L.P. and J. H. Whitney Market Value Fund, L.P. (collectively, "J. H. WHITNEY"), shall have the right to designate one member to serve on the Board (the "MEZZANINE DESIGNEE") so long as 50% of the initial principal amount of the "Notes" (as defined in the Securities Purchase Agreement by and among Tabletop Acquisition Corp., the Company, J. H. Whitney Mezzanine Fund, L.P., J. H. Whitney Market Value Fund, L.P., The Northwestern Mutual Life Insurance Company and Garmark Partners L.P. dated as of March __, 2000) issued to J. H. Whitney on the Closing Date remains outstanding. If J. H. Whitney is no longer entitled to designate the Mezzanine Designee the number of members of the Board shall be reduced by one.

             (d) The LLC shall have the right to designate seven members of the Board (the "LLC DESIGNEES") so long as the LLC or one of its Affiliates holds a majority of the issued and outstanding shares of Common Stock (it being understood that MSD Capital and Carolwood Tabletop Holdings, LLC (the "LLC INVESTORS") shall each have the right to designate one of the LLC Designees so long as such LLC Investor or one of its Affiliates to whom its Membership Interests (as defined in the LLC Agreement) in the LLC have been transferred in accordance with the Amended and Restated Limited Liability Company Agreement of the LLC, as the same may be amended from time to time (the "LLC AGREEMENT"), is a member of the LLC).

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             (e)   Until the termination of this Agreement, each Shareholder
agrees to vote all of its Shares and any other shares of Common Stock over which such Shareholder has voting control and to take all other necessary or desirable actions within its control (including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings) so that the Purchaser Designee, the Mezzanine Designee and the LLC Designees shall be elected to, and continue to serve on, the Board. Without limiting the generality of the preceding sentence, the Shareholders agree not to vote to remove any of the Purchaser Designee, the Mezzanine Designee or the LLC Designees so long as each of the Purchasers, the Mezzanine Investor or the LLC, as applicable, is entitled to designate such designee to the Board.

             3.    TRANSFER OF SHARES.

             (a) Unless otherwise permitted by this Agreement, the Shareholders shall not sell, assign, transfer, pledge, hypothecate, mortgage, encumber, change the record or beneficial ownership or otherwise dispose of all or any of their Company Securities (a "TRANSFER"). If a Transfer is permitted by this Agreement, (i) such Shareholder will be responsible for compliance with all conditions of transfer imposed by this Agreement and under applicable law and for any expenses incurred by the Company for legal and/or accounting services in connection with reviewing any proposed Transfer or issuing opinions in connection therewith and (ii) any transferee pursuant to Section 3 shall agree in writing with the Parties, as a condition to such Transfer, to be bound by all of the provisions of this Agreement to the same extent as if such transferee were such Shareholder.

             (b) Notwithstanding the provisions of SECTION 3(a), a Shareholder may effect a Transfer of its Company Securities (i) to an Affiliate of such Shareholder; PROVIDED, THAT, in the case of such a Transfer to any member of the immediate family of such Shareholder, or to a custodian, trustee or other fiduciary for the account of such Shareholder or member of its immediate family, such Transfer is made pursuant to a bona fide estate planning transaction; (ii) by will or the laws of descent and distribution; (iii) in the case of the LLC, to any member of the LLC; (iv) in the case of any Mezzanine Investor, to any transferee of the Senior Subordinated Notes held by such Mezzanine Investor; (v) to the Company; or (vi) to the LLC. For purposes of this Agreement, (i) "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person, a member of the immediate family of a natural Person or a trust for the benefit of a natural Person or such Person's immediate family; (ii) "IMMEDIATE FAMILY" shall have the meaning assigned to it in Instruction 2 to Paragraph (a) of Item 404 of Regulation S-K under the Securities Act as in effect on the date hereof; and (iii) "PERSON" means any partnership, corporation, limited liability company, joint venture, trust, business trust, governmental agency, cooperative, association,

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unincorporated association, individual or other entity, and the heirs, executors, administrations, legal representatives, successors and assigns of such person, as the context may require.

             (c) Notwithstanding the provisions of SECTION 3(a), the LLC may Transfer any of its Company Securities. In the event that the LLC desires to sell to a proposed purchaser (an "LLC PURCHASER") any Shares other than in accordance with SECTION 3(b) and other than the sale of Shares representing, in the aggregate, not more than 8% of the Shares held by the LLC to any employee of the Company or Tabletop Acquisition Corp. or any of their affiliates or to an Employee (as defined in the Purchase Agreement) (a "COMPANY EMPLOYEE"): (i) each Mezzanine Investor (or any permitted transferee of such Mezzanine Investor) shall have the right, but not the obligation, to sell to the LLC Purchaser, as a condition to such sale by the LLC, a total amount of Shares (after the exercise of Warrants for such number of Shares) equal to the PRODUCT of (A) the aggregate number of Shares proposed to be sold by the LLC MULTIPLIED by (B) a fraction with a numerator equal to the amount of Shares that such Mezzanine Investor (or any permitted transferee of such Mezzanine Investor) owns and a denominator equal to the aggregate amount of shares of Common Stock (in each case, assuming the exercise of the Warrants held by such Mezzanine Investor (or any permitted transferee of such Mezzanine Investor)); and (ii) in the event such sale results in the sale of at least 51% of the shares of Common Stock issued and outstanding, each Purchaser (or any permitted transferee of such Purchaser) shall have the right, but not the obligation, to sell to the LLC Purchaser, as a condition to such sale by the LLC, a total amount of Shares (after the exercise of any options to acquire Shares) equal to the PRODUCT of (A) the aggregate number of Shares proposed to be sold by the LLC MULTIPLIED by (B) a fraction with a numerator equal to the amount of Shares that such Purchaser (or any permitted transferee of such Purchaser) owns and a denominator equal to the aggregate amount of shares of Common Stock (in each case, assuming the exercise of any options held by such Purchaser). If such Mezzanine Investor (or any permitted transferee of such Mezzanine Investor) or such Purchaser (or any permitted transferee of such Purchaser), if applicable, desires to so participate in any sale under this SECTION 3(c), each such person shall give notification of such desire to the Company and the LLC confirming such desire. The LLC, such Mezzanine Investor (or any permitted transferee of such Mezzanine Investor) or such Purchaser (or any permitted transferee of such Purchaser), if applicable, shall sell to the LLC Purchaser all, or at the option of the LLC Purchaser, any part of the Shares proposed to be sold by them pursuant to this
SECTION 3(c) upon the same terms and conditions; PROVIDED, HOWEVER, that any purchase of less than all of such Shares by the LLC Purchaser shall be made from the LLC, such Mezzanine Investor (or any permitted transferee of such Mezzanine Investor) and such Purchaser, (or any permitted transferee of such Purchaser) if applicable, pro rata based upon the relative amount of Shares that the LLC, such Mezzanine Investor (or any permitted transferee of such Mezzanine Investor) and such Purchaser (or any permitted transferee of such Purchaser), if applicable, are otherwise entitled to sell pursuant to this SECTION 3(c).

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             (d)   (i) If any Person , together with its Affiliates
        (collectively, the "CONTROLLING PERSON"), other than Pegasus Partners II, L.P. or its Affiliates to whom its Membership Interests (as defined in the LLC Agreement) have been transferred in accordance with the LLC Agreement (collectively, "PEGASUS"), or a transferee of the Membership Interests of Pegasus pursuant to Section 6.2(b) of the LLC Agreement, becomes the owner of more than 80% of the Membership Interests, then each Mezzanine Investor (or any permitted transferee of such Mezzanine Investor) shall have the right, but not the obligation, to sell to such Controlling Person, as a condition to such Controlling Person purchasing or otherwise acquiring the Membership Interests, the acquisition of which causes such Controlling Person to own more than 80% of the Membership Interests (the "CONTROL INTERESTS"), all of its Shares (after the exercise of Warrants for such Shares) at an aggregate purchase price equal to the fair market value.

             (ii) If Pegasus desires to sell any Membership Interests such that immediately after such sale Pegasus, together with any Person to whom Pegasus has transferred Membership Interests pursuant to Section 6.2(b) of the LLC Agreement (the "PEGASUS HOLDERS"), will own less than 50% of the Membership Interests owned by Pegasus on the date hereof, then each Mezzanine Investor (or any permitted transferee of such Mezzanine Investor) shall have the right, but not the obligation, to sell to the Person purchasing or otherwise acquiring the Membership Interests (the "ACQUIRING PERSON"), all of the Shares owned by it (after the exercise of Warrants for such Shares) at an aggregate purchase price equal to the fair market value of such Shares.

             (iii) If the only material asset of the LLC is the Shares held by the LLC, "fair market value" shall equal (A) the percentage of the outstanding Common Stock represented by the Shares held by such Mezzanine Investor (or such permitted transferee of such Mezzanine Investor), TIMES (B) the price per Control Interest or Membership Interest, as applicable, paid by the Controlling Person or the Acquiring Person, as applicable, multiplied by 100. If the LLC owns material assets other than the Shares held by the LLC, "fair market value" shall be determined by a nationally recognized investment banking firm or other third party appraiser selected by the Board, such determination to be subject to the reasonable approval of the Board.

             (e) (i) If any Shareholder other than the LLC desires to Transfer Shares (such Shareholder being herein referred to as the "TRANSFEROR SHAREHOLDER"), other than in accordance with SECTION 3(b), then such Transfer must be to a Person who shall have made a BONA FIDE offer to purchase such Shares and the Transferor Shareholder shall promptly furnish to all other Shareholders (the "SHAREHOLDER OFFEREES") and the Company a Notification (the "NOTICE OF TRANSFER") of such desire to Transfer such Shares and of the BONA fide offered price for such Shares proposed to be Transferred, the method of

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        payment of such offered price, the identity of the prospective purchaser or purchasers (the "PROPOSED PURCHASER") and all other pertinent terms and conditions of such BONA FIDE offer.

             (ii) For a period of 15 days commencing on the date of its receipt of the Notice of Transfer, the Shareholder Offerees shall have the right to purchase all or any portion of the Shares proposed to be Transferred upon the same terms and conditions and at the BONA FIDE offer price as described in the Notice of Transfer. The specific portion of such Shares which each Shareholder Offeree shall be so entitled to purchase shall be determined on a PRO RATA basis in proportion to the respective Shares of each Shareholder Offeree desiring to purchase the offered Shares available for purchase. Any Shareholder Offeree desiring so to purchase Shares shall give Notification of such desire to the Transferor Shareholder and the Company and all other Shareholder Offerees confirming such desire and the proposed terms of purchase. In the event that any Shareholder Offeree does not purchase its full PRO RATA share of any such Shares proposed to be Transferred, such unpurchased Shares shall be offered by the Transferor Shareholder to the Shareholder Offerees subscribing to purchase Shares on a PRO RATA basis on similar terms of purchase. In the event that the Shareholder Offerees do not purchase, in accordance with the provisions of this clause (ii), all of the Shares proposed to be Transferred as described in the Notice of Transfer, the Company shall have the exclusive right by a vote of the disinterested directors, to agree to purchase all or any portion of such Shares proposed to be Transferred that remain after the application of this SECTION (c)(ii) upon the same terms and conditions as described in the Notice of Transfer. If the Company desires to so purchase such Shares it shall give Notification of such desire to the Transferor Shareholder and all other Shareholders confirming such desire and the proposed terms of purchase. No such Shares shall be made available for purchase by any non-Shareholder pursuant to the remaining provisions of this SECTION 3 unless and until all Shareholder Offerees and the Company shall have had an opportunity to purchase all such Shares in accordance with the provisions of this clause (ii).

             (iii) The closing of any purchase by the Company or any Shareholder Offerees of any offered Shares as provided in this SECTION 3(e) shall take place on such date as designated by the Company or such Shareholder Offeree occurring within 30 days after receipt by the Transferor Shareholder of the last Notification to be provided to the Transferor Shareholder in accordance with the terms hereof from the Company or such Shareholder Offeree of the exercise of the Company's or such Shareholder Offeree's right to purchase hereunder. At such closing, the Transferor Shareholder shall deliver to the Company or such Shareholder Offeree, as the case may be, such documentation as the Company or such Shareholder Offeree shall reasonably request to evidence the Transfer

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        of such offered Shares, against payment therefor by the Company or such
        Shareholder Offeree.

             (iv) In the event that, after compliance with the foregoing provisions of this SECTION 3(e), the Company and the Shareholder Offerees, taken together, fail to purchase all of the Shares proposed to be Transferred by the Transferor Shareholder, then for a period of 60 days commencing on the date that neither the Company nor any Shareholder Offeree remains entitled to exercise its right to purchase any offered Shares in accordance with the foregoing provisions of this SECTION 3(e), the Transferor Shareholder may Transfer to the Proposed Purchaser all of the Shares described in the Notice of Transfer; PROVIDED, HOWEVER, that any such Transfer to the Proposed Purchaser must be made for the consideration and upon the terms and conditions set forth in the Notice of Transfer. If the Transferor Shareholder shall not consummate the Transfer of such Shares to the Proposed Purchaser within such 60-day period, such Shares shall remain subject to the provisions of this Agreement and the Transferor Shareholder shall not thereafter Transfer any such Shares to any Person without again first complying with all of the provisions of this Agreement.

             (f) Any purported Transfer of any Company Securities in violation of the provisions of this Agreement shall be wholly void and shall not effectuate the Transfer contemplated thereby. Notwithstanding anything contained herein to the contrary, no Shareholder may Transfer any Company Securities in violation of any provision of this Agreement or in violation of the Securities Act of 1933, as amended, and any applicable state securities laws.

             (g) BRING ALONG RIGHTS. Notwithstanding the provisions of SECTION 3(a), if the LLC proposes to sell at least 50% of the shares of Common Stock held by it and the purchaser (or any group of purchasers that would, under Section 13(d)(3) of the Securities Exchange Act of 1934, be deemed a "person") in such transaction will, after consummation thereof (taking into account the purchase of Shares by such purchaser pursuant to the next clause of this sentence), own over 50% of the shares of Common Stock, the LLC may specify for each other Shareholder, as applicable: (i) a required amount of shares of Common Stock that such Shareholder must sell or (ii) a required amount of shares of Common Stock that such Shareholder has a right to purchase pursuant to the Warrants that such Shareholder must purchase and sell. Such amount shall be equal to the amount of Shares (assuming the exercise of the Warrants) owned by such Shareholder multiplied by a fraction the numerator of which is the aggregate amount of shares of Common Stock proposed to be sold by the LLC and the denominator of which is the aggregate amount of shares of Common Stock owned by the LLC at the time the notification of the proposed Transfer was given. Each other Shareholder agrees that it shall sell shares of Common Stock on the terms of this SECTION 3(g), when and if the LLC sells shares of Common Stock, in

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accordance with any notification of a proposed Transfer that it receives from the LLC; provided that each such Shareholder (i) shall bear the same proportion of the expenses of sale as the amount shares of Common Stock sold by such Shareholder bears to the total amount of shares of Common Stock sold, and (ii) shall sell shares of Common Stock on the same terms and conditions as those applicable to the sale by the LLC.

             (h) Upon the termination of employment with the Company of any Purchaser for any reason, the Company may, at its election, purchase, and if such election is made by the Company, the Purchaser shall sell, all of the shares of Common Stock then owned by such Purchaser at a purchase price per share equal to the fair market value of a share, as determined by the Board in its reasonable judgement, as of the date of termination of employment.

             4.    PREEMPTIVE RIGHTS.

             (a) In the event that the Company wishes to issue, grant or sell any shares of Common Stock (other than (i) shares of Common Stock issued to a Person in connection with a strategic investment representing more than 10% of the shares of Common Stock measured on a fully diluted basis as determined by the Board, (ii) shares of Common Stock issued pursuant to a stock option plan of the Company representing, in the aggregate, not more than 10% of the Common Stock outstanding or (iii) shares of Common Stock issued to a Company Employee representing, in the aggregate, not more than 10% of the Common Stock outstanding; PROVIDED, HOWEVER, that the aggregate amount of shares of Common Stock deemed to be issued to a Company Employee for purposes of this clause
(iii) shall include any Shares sold by the LLC to any Company Employee (and shall include any Shares sold by the LLC to a Company Employee as contemplated by the second sentence of Section 3(c) of this Agreement), but shall not include any shares of Common Stock issued pursuant to a stock option plan of the Company), the Company shall give the Shareholders notice (the "ISSUE NOTICE") in writing stating, as to such proposed issuance, grant or sale, the amount of Shares to be issued, granted or sold, the cash price, if any, at which such Shares are to be issued, granted or sold (the "PROPOSED PRICE"), the percentage of such Shares that each Shareholder shall have the right to acquire (determined as set forth below), and any other terms and conditions pertaining to such proposed issuance, grant or sale (the "PROPOSED CONDITIONS"). The Issue Notice shall be deemed to constitute an irrevocable offer (open to acceptance for a period of 15 days from the date of receipt by the Shareholders of the Issue Notice (the "ISSUE PERIOD")) to the Shareholders to participate, on a PRO RATA basis, in such issuance, grant or sale. Each Shareholder shall have the right to acquire up to that amount of Shares equal to its portion, calculated on a fully-diluted basis, of the Shares of all of the Shareholders at the Proposed Price and otherwise upon the Proposed Conditions.

             (b) Each of the Shareholders may elect to participate in such issuance, grant or sale by delivering a written notice of such participation (which notice shall indicate the amount

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of Shares such Shareholder elects to acquire, which may be all or any portion of the Shares such Shareholder is entitled to acquire and, in the case of a sale, the date, which shall be a Business Day within 15 days after the notice of participation is given, on which such Shareholder elects to close such purchase) on or prior to the last day of the Issue Period.

             (c) The closing of a purchase of Shares by a Shareholder shall take place at the principal office of the Company on the date specified in such Shareholder's notice of participation. At such closing, the Shareholder shall deliver a bank check or wire transfer of immediately available funds to the Company in the amount of the purchase price applicable to the Shares being purchased by such Shareholder.

             (d) Upon the expiration of the Issue Period described above, the Company will be free to issue, grant or sell, for a period of 120 days following the termination of the Issue Period, such Shares which the Shareholders have not elected to so acquire at a price not less than the Proposed Price and otherwise on terms and conditions no more favorable to the acquirors thereof than the Proposed Conditions. Any Share not issued, granted or sold by the Company within such 120-day period shall once again be subject to all the terms of this SECTION 4.1(g) and must be offered to the Shareholders pursuant to this Section prior to any offering thereof to others. Any Person who shall acquire Shares pursuant to this SECTION 4.1(g) and who is not otherwise a party to this Agreement, shall as a condition to acquiring such Shares be required to execute a counterpart of this Agreement. Upon execution of such counterpart, the acquiring Person shall have, to the extent of the Share acquired, the rights and powers and shall be subject to the restrictions and liabilities of a Shareholder under this Agreement.

             5.    MISCELLANEOUS.

             (a) SPECIFIC PERFORMANCE. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court within the United States, this being in addition to any other remedy to which they are entitled at law or in equity.

             (b) EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expense.

             (c) ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the documents delivered pursuant hereto contain the entire understanding of the Parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or letters of intent between or among any of the Parties hereto. This Agreement shall not be

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amended, modified or supplemented without the written consent of each of (i) the
Company, (ii) the LLC (which consent shall have been approved by Members holding at least 80% of the Membership Interests if such amendment, modification or supplement adversely affects the Members as a whole; PROVIDED, HOWEVER, that if such amendment, modification or supplement specifically adversely affects a Member (as opposed to the Members as a whole), the consent of such Member shall be required unless such Member is a "Defaulting Member" as defined in the LLC Agreement), (iii) in the event that such amendment, modification or supplement adversely affects the Mezzanine Investors, the holders of a majority of the Shares then held by the Mezzanine Investors (measured on a fully diluted basis) and (iv) in the event that such amendment, modification or supplement adversely affects the Purchasers, the holders of a majority of the Shares then held by the Purchasers.

             (d) WAIVERS. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the Party or Parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently given for the purposes of this Agreement if, as to any Party, it is in writing signed by an authorized representative of such Party. The failure of any Party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

             (e) PARTIAL INVALIDITY. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

             (f) EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the Parties hereto and delivered to each of the Parties hereto.

             (g) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Delaware.

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             (h)   EXECUTION OF DOCUMENTS. Each Party agrees to execute all
documents necessary to carry out the purpose of this Agreement and to cooperate with each other for the expeditious filing of any and all documents and the fulfillment of the terms of this Agreement.

             (i) SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by or on behalf of any of the Parties hereto shall bind and inure to the benefit of the respective successors and assigns of the Parties hereto whether so expressed or not.

             (j) DESCRIPTIVE HEADINGS; INTERPRETATION; NO STRICT CONSTRUCTION. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. The use of the words "include," "includes" or "including" in this Agreement shall be by way of example rather than by limitation. The use of the words "or," "either" or "any" shall not be exclusive. The Parties hereto have participated jointly in the negotiating and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted by each of the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

             (k) NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (a) delivered personally to the recipient, (b) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. New York City time on a business day, and otherwise on the next business day, or (c) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the Company at the address set forth below and to the other Parties at such address as indicated by the Company's records, or at such address or to the attention of such other Person as the recipient Party has specified by prior written notice to the sending Party. The Company's address is:

             c/o Pegasus Partners II, L.P.
             99 River Road
             Cos Cob, CT 06807
             Attention: David Uri
             Telephone:  (203) 869-4400

             Telecopy:  (203) 869-6940

             (l) DELIVERY BY FACSIMILE. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party hereto or to any such agreement or instrument, each other Party hereto or thereto shall re-execute original forms thereof and deliver them to all other Parties. No Party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such Party forever waives any such defense.

             (m) THIRD PARTY BENEFICIARIES. Each of the Parties recognizes and agrees that each of MSD Capital and Carolwood Tabletop Holdings, LLC are express third party beneficiaries of SECTION 2(d) of this Agreement.

             (n) TERM. This Agreement shall continue at all times hereafter and terminate only upon the first to occur of the following: (i) the date on which the Company completes the distribution to the Shareholders of all net proceeds resulting from the sale of all or substantially all of its assets; (ii) the effective date of a merger or consolidation if stockholders of the Company own, immediately following such merger or consolidation, less than 50% of the equity securities of the surviving corporation; or (iii) the consummation by the Company of a Public Offering.

             (o) LEGEND. Each certificate evidencing any shares of Common Stock and Warrants shall bear a legend substantially as follows:

             "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND ALL SUCH APPLICABLE LAWS OR ANY EXEMPTION FROM REGISTRATION IS AVAILABLE."

             "THE SECURITY REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE CORPORATION AND THE SECURITYHOLDER, A COPY OF WHICH IS ON FILE WITH THE

             SECRETARY OF THE CORPORATION. THIS CONDITION TO TRANSFER SHALL TERMINATE AS SET FORTH IN SUCH AGREEMENT. THE VOTING OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS ALSO SUBJECT TO CERTAIN TERMS AND CONDITIONS SET FORTH IN SUCH AGREEMENT."

                                    *   *   *   *   *

             IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                          TABLETOP HOLDINGS INC.


                                          By:      /s/ David Uri
                                                --------------------------------
                                          Name: David Uri
                                          Its:  Vice-President


                                          TABLETOP HOLDINGS, LLC


                                          By:      /s/ David Uri
                                                --------------------------------
                                          Name: David Uri
                                          Its:  Vice-President

                                                         Shareholders' Agreement

MEZZANINE INVESTORS:

                                    J.H. WHITNEY MEZZANINE FUND, L.P.

                                    By:  Whitney GP, L.L.C.,
                                         its General Partner

                                    By:     /s/ Illegible
                                         ---------------------------------------
                                         Name:
                                         A Managing Member


                                    J.H. WHITNEY MARKET VALUE FUND, L.P.

                                    By:  Whitney Market Value GP, Ltd.,
                                         its General Partner

                                    By:     /s/ Illegible
                                         ---------------------------------------
                                         Name:
                                         A Managing Member


                                    THE NORTHWESTERN MUTUAL LIFE
                                         INSURANCE COMPANY


                                    By:     /s/ Richard A. Strait
                                         ---------------------------------------
                                         Name:     Richard A. Strait
                                         Title:    Its Authorized Representative

                                    GARMARK PARTNERS, L.P.

                                    By:  Garmark Associates L.L.C.,
                                         its General Partner

                                    By:     /s/ Illegible
                                         ---------------------------------------
                                         Authorized Signatory

                                    By:     /s/ Illegible
                                         ---------------------------------------
                                         Authorized Signatory